EXHIBIT 12

575 Madison Avenue New York, NY 10022-2585 212.940.8800 tel www.katten.com

            , 2020

Mutual of America Institutional Funds, Inc.

320 Park Avenue

New York, New York 10022-6839

Mutual of America Investment Corporation

320 Park Avenue

New York, New York 10022-6839

Re:    Agreement and Plan of Reorganization dated as of July 15, 2020

Ladies and Gentlemen:

We have acted as special tax counsel to Mutual of America Institutional Funds, Inc., a Maryland corporation (“Institutional Funds”), and Mutual of America Investment Corporation, a Maryland corporation (“Investment Corporation”), in connection with the reorganization of certain series of Institutional Funds and Investment Corporation (each, a “Reorganization” and, collectively, the “Reorganizations”) contemplated by the Agreement and Plan of Reorganization dated as of July 15, 2020 (the “Reorganization Agreement”). Pursuant to the Reorganization Agreement, each of the following series of Institutional Funds (each, a “Target Fund” and, collectively, the “Target Funds”):

Institutional Funds Equity Index Fund

Institutional Funds All America Fund

Institutional Funds Small Cap Value Fund

Institutional Funds Small Cap Growth Fund

Institutional Funds Mid-Cap Equity Index Fund

Institutional Funds International Fund

Institutional Funds Money Market Fund

Institutional Funds Bond Fund

will transfer all of its assets to the corresponding series of Investment Corporation listed below (each, an “Acquiring Fund” and, collectively, the “Acquiring Funds”) in exchange solely for voting shares of Investment Corporation representing a beneficial interest in the corresponding Acquiring Fund and the assumption by each Acquiring Fund of all the liabilities of the corresponding Target Fund, and each Target Fund will then distribute the shares received to its shareholders in complete liquidation:

Investment Corporation Equity Index Fund

AUSTIN    CENTURY CITY    CHARLOTTE    CHICAGO    DALLAS    HOUSTON    LOS ANGELES

NEW YORK    ORANGE COUNTY    SAN FRANCISCO BAY AREA    SHANGHAI    WASHINGTON, DC

LONDON: KATTEN MUCHIN ROSENMAN UK LLP

A limited liability partnership including professional corporations

Mutual of America Institutional Funds, Inc.

Mutual of America Investment Corporation

            , 2020

Investment Corporation All America Fund

Investment Corporation Small Cap Value Fund

Investment Corporation Small Cap Growth Fund

Investment Corporation Mid-Cap Equity Index Fund

Investment Corporation International Fund

Investment Corporation Money Market Fund

Investment Corporation Bond Fund

We have examined and relied upon a combined prospectus and information statement included in the Registration Statement on Form N-14 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), and made effective on             , 2020 (as such may thereafter be amended or supplemented, the “Registration Statement”). Capitalized terms not expressly defined herein shall have the meanings ascribed thereto in the Reorganization Agreement, a copy of which is filed as Appendix A to the Registration Statement.

In connection with rendering the opinions expressed below, we have examined copies of the following documents:

1.	The Reorganization Agreement;

2.	The Registration Statement;

3.	Investment Corporation’s Officer’s Certificate and Institutional Funds’ Officer’s Certificate, each dated on or about the date hereof (together, the “Officers’ Certificates”); and

4.	Such other documents as we have deemed necessary or appropriate for purposes of the opinions.

In rendering our opinions, we have assumed with your permission (and without independent investigation) that (i) the Reorganization will be consummated in accordance with the provisions of the Reorganization Agreement without waiver or modification thereof, (ii) the representations and statements contained in the Reorganization Agreement were, when made, and will at all times remain, true, accurate and complete, (iii) the parties have complied with, and if applicable will continue to comply with, the covenants contained in the Reorganization Agreement in accordance with their terms, (iv) the statements as to factual matters contained in the Registration Statement are and will at all times remain true, accurate and complete, (v) the representations in the Officers’ Certificates are and will at all times remain true, accurate and complete, and (vi) the parties to the

Mutual of America Institutional Funds, Inc.

Mutual of America Investment Corporation

            , 2020

transaction will report the federal income tax and financial accounting consequences of the Reorganization consistent with the Reorganization Agreement and the conclusion set forth below. In connection with the foregoing, we have assumed that such statements, representations and covenants are true and will continue to be true without regard to any qualification as to materiality, knowledge or belief.

We have assumed with your permission, the genuineness of all signatures, the authenticity of documents and records submitted to us as originals, the conformity to the originals of all documents and records submitted to us as certified or reproduction copies, the enforceability of all documents in accordance with their terms, the legal capacity of all natural persons executing documents and records, and the completeness and accuracy as of the date of this letter of the information contained in such documents and records.

Based upon, and subject to, the foregoing and the qualifications set forth herein, we are of the opinion that: (1) each Reorganization will qualify as a “reorganization” within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the “Code”), and (2) no gain or loss will be recognized by shareholders of the Institutional Funds series on their receipt of shares in the corresponding Investment Corporation series in exchange for their Institutional Funds shares.

The foregoing opinions are based on the provisions of the Code, Treasury Regulations promulgated under the Code, published revenue rulings and revenue procedures of the Internal Revenue Service (“IRS”) (including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling), existing court decisions, and other authorities available, as of the date of this letter, and the application of those authorities to the facts disclosed in the Registration Statement, the Reorganization Agreement and the Officers’ Certificates. Future legislative or administrative changes or court decisions, which may or may not be retroactive in application, or any change in facts from those upon which our opinions are based, may significantly modify the opinions set forth in this letter. It should be noted that no ruling has been sought from the IRS with respect to the federal income tax consequences of the Reorganizations, and this letter is not binding on the IRS or any court.

We express no opinion on any issue relating to the Reorganizations, Institutional Funds or Investment Corporation or any of their shareholders or any other matters except as expressly stated above. This letter is delivered as of the date hereof and we do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur or be brought to our attention that did not exist on the date hereof or of which we had no knowledge.

Mutual of America Institutional Funds, Inc.

Mutual of America Investment Corporation

            , 2020

This letter may not be relied upon by any person or entity other than Institutional Funds and Investment Corporation without our prior written consent nor may this letter or any copies hereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent. Without admitting that our consent is required under Section 7 of the Securities Act, we consent to the filing of this letter as Exhibit 12 to the Registration Statement.

Very truly yours,

KATTEN MUCHIN ROSENMAN LLP